UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Management Agreement

On December 15, 2015, PennyMac Financial Services, Inc. (the “Company”), through its controlled subsidiary, PNMAC Capital Management, LLC (the “Manager”), entered into an amendment (the “Amendment”) to its Amended and Restated Management Agreement, dated as of February 1, 2013 (the “Management Agreement”), by and among the Manager, PennyMac Operating Partnership, L.P. and PennyMac Mortgage Investment Trust (“PMT”) (NYSE: PMT). The Amendment was approved by a committee of the Company’s board of directors comprised solely of independent members thereof.

Pursuant to the terms of the Management Agreement, PMT is managed externally by the Manager, an investment adviser registered with the Securities and Exchange Commission that specializes in and focuses on residential mortgage loans. In consideration for the management services provided by the Manager, PMT pays the Manager a base management fee and an incentive fee, both payable quarterly and in arrears. The Management Agreement expires February 1, 2017 but automatically renews for an additional eighteen (18) month term unless terminated prior to the expiration date.

Pursuant to the terms of the Amendment, the total costs and expenses incurred by the Manager in any quarter and reimbursable by PMT is capped at an amount equal to the quotient of (i) the product of (A) 70 basis points (0.0070), multiplied by (B) shareholders’ equity (as defined in the Management Agreement) as of the last day of such quarter, divided by (ii) four (4). All other terms of the Management Agreement remain the same in all material respects.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference, and the full text of the Management Agreement, which was filed as Exhibit 10.12 to the Company’s Form S-1 Registration Statement filed on February 7, 2013.

Amendment to Mortgage Banking and Warehouse Services Agreement

On December 15, 2015, the Company, through its controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment (the “MBWS Amendment”) to its Mortgage Banking and Warehouse Services Agreement, dated as of February 1, 2013 (the “MBWS Agreement”), by and between PLS and PennyMac Corp. (“PMC”), a wholly-owned subsidiary of PMT. The MBWS Amendment was approved by a committee of the Company’s board of directors comprised solely of independent members thereof.

Under the terms of the MBWS Agreement, PLS provides PMC with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMC from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by PMC for its warehouse lending clients. In consideration for the mortgage banking services provided by PLS with respect to PMC’s acquisition of mortgage loans, PLS is entitled to a fulfillment fee based on the type of mortgage loan that PMC acquires and equal to a percentage of the unpaid principal balance of such mortgage loan. PLS is also entitled to fees relating to the early purchase program and warehouse lending services it provides. The MBWS Agreement expires February 1, 2017 but automatically renews for an additional eighteen (18) month term unless terminated prior to the expiration date.

Pursuant to the terms of the MBWS Amendment, PMC and PLS eliminated any separate fulfillment fees relating to mortgage loans eligible under the Home Affordable Refinance Program (“HARP”). The MBWS Agreement previously provided for a fulfillment fee equal to the product of the unpaid principal balance of a HARP mortgage loan, multiplied by either (i) 0.80% if such HARP mortgage loan had a loan-to-value ratio of 105%, or, (ii) 1.20% if such HARP mortgage loan had a loan-to-value ratio of greater than 105%. As a result of the MBWS Amendment, the fulfillment fee for all HARP mortgage loans will be 0.50%, consistent with the fulfillment fee for all other conventional mortgage loans.

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The MBWS Amendment also modified the fees payable in connection with the early purchase program and warehouse lending services provided by PLS. As amended, PLS is entitled to (i) early purchase program fees that accrue (a) at a rate equal to $1,500 per annum for each early purchase program, and (b) in the amount of $35 with respect to each mortgage loan purchased by PMC thereunder, and (ii) warehouse lending fees that accrue (a) at a rate equal to $40,000 per annum for each of the first twenty (20) warehouse lending facilities active in any month and $10,000 per annum for each additional such facility active in any month, and (b) in the amount of $50 with respect to each mortgage loan that is subject to a transaction thereunder. All other terms of the MBWS Agreement remain the same in all material respects.

The foregoing description of the MBWS Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the MBWS Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference, the full text of the MBWS Agreement, which was filed as Exhibit 10.9 to the Company’s Form S-1 Registration Statement filed on February 7, 2013, and any amendments to the MBWS Agreement filed thereafter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number One to Amended and Restated Management Agreement, dated as of December 15, 2015, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC.
10.2	Amendment No. 3 to Mortgage Banking and Warehouse Services Agreement, dated as of December 15, 2015, by and between PennyMac Loan Services, LLC and PennyMac Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 18, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number One to Amended and Restated Management Agreement, dated as of December 15, 2015, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC.
10.2	Amendment No. 3 to Mortgage Banking and Warehouse Services Agreement, dated as of December 15, 2015, by and between PennyMac Loan Services, LLC and PennyMac Corp.

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